EXHIBIT O
                                                                      ---------


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                                    FORM OF



                             STOCKHOLDERS AGREEMENT


                                  BY AND AMONG


                                 SALTON, INC.,


                 HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD.


                                      AND


            HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS FUND, L.P.


                   __________________________________________

                       DATED AS OF ____________ __, 2007

                   __________________________________________





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

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

ARTICLE I INTERPRETATION.....................................................1
         1.1      DEFINITIONS................................................1

ARTICLE II REPRESENTATIONS AND WARRANTIES....................................3
         2.1      REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............3
         2.2      REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS.........4

ARTICLE III STANDSTILL.......................................................5
         3.1      STANDSTILL.................................................5

ARTICLE IV GOVERNANCE........................................................5
         4.1      COMPOSITION OF THE BOARD...................................5
         4.2      AFFILIATE TRANSACTIONS.....................................5

ARTICLE V MISCLANEOUS........................................................6
         5.1      AMENDMENTS AND WAIVERS.....................................6
         5.2      NOTICES....................................................6
         5.3      INTERPRETATION.............................................6
         5.4      SEVERABILITY...............................................7
         5.5      COUNTERPARTS...............................................7
         5.6      ENTIRE AGREEMENT...........................................7
         5.7      THIRD PARTY BENEFICIARIES..................................7
         5.8      GOVERNING LAW..............................................7
         5.9      SUCCESSORS AND ASSIGNS.....................................7
         5.10     SUBMISSION TO JURISDICTION; WAIVERS........................7
         5.11     SPECIFIC PERFORMANCE.......................................8
         5.12     WAIVER OF JURY TRIAL.......................................8


EXHIBITS

Exhibit A - Addresses for Notice




                                      (i)

                                    FORM OF

                             STOCKHOLDERS AGREEMENT

        THIS STOCKHOLDERS AGREEMENT (this "AGREEMENT") is made and entered into as of _________ __, 2007, by and between Salton, Inc., a Delaware corporation (the "COMPANY"), and Harbinger Capital Partners Master Fund I, Ltd., a company organized under the laws of the Cayman Islands (the "MASTER FUND"), and Harbinger Capital Partners Special Situations Fund, L.P., a Delaware limited partnership (each, a "STOCKHOLDER" and, collectively, the "STOCKHOLDERS").

        WHEREAS, on February 7, 2007, the Company, SFP Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company, and APN Holding Company, Inc., a Delaware corporation, entered into an Agreement and Plan of Merger (the "MERGER AGREEMENT");

        WHEREAS, in connection with the Merger, the Stockholders received in the aggregate [_________] shares of Common Stock (as hereafter defined);

        WHEREAS, in addition to the shares received in the Merger, the Master Fund also owns 701,600 shares of Common Stock and the Stockholders own other securities of the Company;

        WHEREAS, the parties hereto desire to enter into this Agreement to establish certain arrangements with respect to the shares of Common Stock to be beneficially owned by the Stockholders and their respective Affiliates following the Effective Time (as defined in the Merger Agreement), as well as restrictions on certain activities in respect of the Common Stock, corporate governance and other related corporate matters; and

        WHEREAS, as a condition to its willingness to enter into the Merger Agreement, the Company has requested that each Stockholder enter into this Agreement.

        NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I

                                 INTERPRETATION

        1.1 DEFINITIONS. The following terms, as used in this Agreement, shall have the meanings set forth below.

        "ACTION" means any controversy, claim, action, litigation, arbitration, mediation or any other proceeding by or before any Governmental Entity, arbitrator, mediator or other Person acting in a dispute resolution capacity, or any investigation, subpoena or demand preliminary to any of the foregoing.

        "AFFILIATE" means, with respect to a Person, another Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. For purposes of this Agreement, the Company and its Subsidiaries shall not be considered Affiliates of any Stockholder.

        "AGREEMENT" shall have the meaning ascribed to it in the preamble to this Agreement.

        "BOARD" means the Board of Directors of the Company.

        "COMMON STOCK" means the Company's common stock, par value $0.01 per share, and any other class of common stock of the Company that may be created from time to time, and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

        "COMPANY" shall have the meaning ascribed to it in the preamble to this Agreement.

        "CONTRACT" means any legally binding instrument or legal obligation of any kind, whether written or oral.

        "CONTROLLED AFFILIATES" means, with respect to a Person, Affiliates as to which such Person owns at least a majority of the voting power and controls their investment and voting decisions.

        "DIRECTOR" means any member of the Board (other than any advisory, honorary or other non-voting member of the Board).

        "ENCUMBRANCE" means any lien, security interest, pledge, mortgage, deed of trust, charge, option or other encumbrance attaching to title to any tangible or intangible property or right.

        "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        "GAAP" means United States generally accepted accounting principles as in effect from time to time, consistently applied.

        "GOVERNMENTAL ENTITY" means any arbitrator, court, judicial, legislative, administrative or regulatory agency, commission, department, board, bureau, body or other governmental authority or instrumentality or any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, whether foreign, federal, state or local.

        "INDEPENDENT   DIRECTOR"   means  any  Director  who  is  or  would  be
"independent" within the meaning of the rules of the NYSE.

        "LAW" means any statute, law, ordinance, rule or regulation of any Governmental Entity.

        "MERGER AGREEMENT" shall have the meaning ascribed to such term in the recitals to this Agreement.

        "NYSE" means the New York Stock Exchange.

        "ORDER" means any order, judgment, ruling, decree, writ, permit, license or other requirement of any Governmental Entity.

        "PERMIT"   means  any   permit,   approval,   license,   authorization,
certificate, right, exemption or Order from any Governmental Entity.

        "PERSON"   means  any   individual  or  legal  entity,   including  any
partnership, joint venture, corporation, trust, unincorporated organization, limited liability company or Governmental Entity.

        "SEC" means the Securities and Exchange Commission.

        "SECURITIES ACT" means the Securities Act of 1933, as amended.

        "STOCKHOLDER" or "STOCKHOLDERS" shall have the meaning ascribed to such term in the Preamble.

        "STOCKHOLDER  GROUP"  shall have the  meaning  ascribed to such term in
Section 3.1 of this Agreement.

        "SUBSIDIARY" of any Person means any Person whose financial condition is required to be consolidated with the financial condition of the first Person in the preparation of the first Person's financial statements under GAAP.


                                  ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

        2.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Stockholders as follows:

                (a) The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware.

                (b) The Company has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement have been duly authorized and approved by all necessary corporate action on the part of the Company. This Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the enforcement of creditors' rights generally and by general equitable principles.

                (c) The execution and delivery by the Company of this Agreement and the performance of its obligations hereunder and compliance with the terms hereof do not and will not, (i) violate or conflict with any provision of its certificate of incorporation or bylaws or the comparable governing documents of any of its Subsidiaries, (ii) violate or conflict with any Law or Order applicable to the Company or any of its Subsidiaries or by which any of their respective properties or assets may be bound, (iii) require any filing with, or Permit, consent or approval of, or the giving of any notice to, any Governmental Entity, or (iv) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation or acceleration of, or result in the creation of any Encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under, or give rise to any obligation, right of termination, cancellation, acceleration or increase of any obligation or a loss of a material benefit under, any of the terms, conditions or provisions of any Contract to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries may be bound, excluding in the case of clauses (iii) and (iv) above, conflicts, violations, breaches, defaults, rights of termination, cancellations, accelerations, increases, losses, creations and impositions of Encumbrances which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under this Agreement.

        2.2     REPRESENTATIONS  AND  WARRANTIES  OF  THE  STOCKHOLDERS.   Each
Stockholder hereby, severally and not jointly, represents and warrants to the Company as of the date hereof in respect of itself as follows:

                (a) The Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

                (b) The Stockholder has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Stockholder of this Agreement have been duly authorized and approved by all necessary action on the part of the Stockholder. This Agreement constitutes the valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the enforcement of creditors' rights generally and by general equitable principles.

                (c) The execution and delivery by the Stockholder of this Agreement and the performance of its obligations hereunder and compliance with the terms hereof do not and will not, (i) violate or conflict with any provision of its articles of incorporation, certificate of formation, bylaws or partnership agreement, as applicable, (ii) violate or conflict with any Law or Order applicable to the Stockholder or by which any of its properties or assets may be bound, (iii) require any filing with, or Permit, consent or approval of, or the giving of any notice to, any Governmental Entity, or (iv) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation or acceleration of, or result in the creation of any Encumbrance upon any of the properties or assets of the Stockholder under, or give rise to any obligation, right of termination, cancellation, acceleration or increase of any obligation or a loss of a material benefit under, any of the terms, conditions or provisions of any Contract to which the Stockholder is a party, or by which the Stockholder may be bound, excluding in the case of clauses (iii) and (iv) above, conflicts, violations, breaches, defaults, rights of termination, cancellations, accelerations, increases, losses, creations and impositions of Encumbrances which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Stockholder to perform its obligations under this Agreement.

                                  ARTICLE III

                                  STANDSTILL

        3.1     STANDSTILL.

                (a) For a period of 12 months following the Effective Time, the Stockholders, their Controlled Affiliates and any group of persons, acting with the knowledge and consent of the Stockholders, acquiring, holding, voting or disposing of securities which would be required under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder to file with the Stockholders and their Controlled Affiliates a statement on Section 13D with the SEC as a "person" with the meaning of Section 13(d)(3) of the Exchange Act (such group of persons, the "STOCKHOLDER GROUP") shall not acquire, offer to acquire or agree to acquire the legal or beneficial ownership of any additional shares of Common Stock, and the Company shall not take any action, including stock repurchases, in either case that would result in the Stockholder Group holding, in the aggregate, legal or beneficial ownership of in excess of 90% of the outstanding Common Stock. The foregoing restriction will not apply to acquisitions pursuant to a transaction in which the same price per share is offered for all shares of Common Stock not owned by the Stockholder Group and such acquisition is (a) approved by a majority of the Independent Directors (after receipt of a fairness opinion from a nationally recognized investment bank), or (b) if a merger, subject to a vote of the holders of a majority of shares of Common Stock not held by the Stockholder Group, or (c) if a tender offer, (i) subject to a non-waivable minimum condition that at least a majority of the shares of Common Stock not owned by the Stockholder Group be tendered and (ii) if the tender offer is consummated, an unconditional commitment to acquire the shares of Common Stock not acquired in the tender offer at the same price per share and otherwise for the same consideration paid in the tender offer, as promptly as possible, and in each case within 90 days, which time period may be extended, if necessary, due to review by the SEC, pursuant to a back-end merger.

                (b) For purposes of this Agreement, all determinations of the amount of outstanding Common Stock shall be based on information set forth in the most recent quarterly or annual report, and any current report subsequent thereto, filed by the Company with the SEC, unless the Company shall have updated such information by delivery of written notice to the Stockholders.


                                  ARTICLE IV

                                  GOVERNANCE

        4.1 COMPOSITION OF THE BOARD. For so long as the securities of the Company are listed on the NYSE, the Stockholders (provided that together with their Controlled Affiliates they retain collectively a majority of the outstanding Common Stock) and the Company shall ensure that there shall be at least three members of the Board who are Independent Directors.

        4.2 AFFILIATE TRANSACTIONS. For a period of 12 months following the date hereof, the Company will not engage in any transaction with any Stockholder or their respective Affiliates unless such transaction is on arms-length terms and, if the total value of such transaction is greater than $1,000,000, approved by a majority of the Independent Directors, except for (a) transactions contemplated by this Agreement or the Merger Agreement, including

(x) any Stockholder providing any Financing or Alternative Financing (as such terms are defined in the Merger Agreement) as contemplated by the Merger Agreement and exercising any rights or remedies in such Stockholder's capacity as a provider of such financing, to the extent permitted by the terms of any such financing and (y) the payment to any Stockholder of fees and expenses as contemplated by the Merger Agreement, the Financing or the Alternative Financing, (b) the exercise by any Stockholder of any rights or remedies in its capacity as a holder of the Company's Series A Voting Convertible Preferred Stock, $0.01 par value per share or the Company's Series C Preferred Stock, $0.01 par value per share, (c) the exercise by any Stockholder of any rights or remedies in its capacity as a holder of the Company's Second Lien Notes or the Company's 12 1/4% Senior Subordinated Notes due 2008, (d) transactions pursuant to any registration rights agreement (or amendment thereof) with any Stockholder or any of its Affiliates, (e) any indemnity provided on behalf of or to, directors of the Company or any of its Subsidiaries, (f) the declaration or payment of any dividend or distribution in respect of the Company's capital stock, approved by the Board or (g) the repurchase, redemption or retirement of any of the Company's capital stock, approved by the Board and on terms available to each holder of the same class or series of the Company's capital stock.


                                   ARTICLE V

                                  MISCLANEOUS

        5.1 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the parties to this Agreement, including, in the case of the Company, either (a) the written consent of a majority of the Independent Directors or (b) approval by a vote of the holders of Common Stock not held by the Stockholders or their respective Affiliates.

        5.2 NOTICES. All notices required or permitted pursuant to this Agreement will be in writing and will be deemed to be properly given when actually received by the Person entitled to receive the notice at the address set forth on EXHIBIT A hereto, or at such other address as a party may provide by notice to the other.

        5.3     INTERPRETATION.

                (a) When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference will be to an Article or Section or Exhibit or Schedule to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation." Unless the context otherwise requires, (i) "or" is disjunctive but not necessarily exclusive, (ii) words in the singular include the plural and vice versa, and (iii) the use in this Agreement of a pronoun in reference to a party hereto includes the masculine, feminine or neuter, as the context may require. This Agreement will not be interpreted or construed to require any Person to take any action, or fail to take any action, that would violate any applicable Law.

                (b) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

        5.4 SEVERABILITY. The illegality or partial illegality of any of this Agreement, or any provision hereof, will not affect the validity of the remainder of this Agreement, or any provision hereof, and the illegality or partial illegality of this Agreement will not affect the validity of this Agreement in any jurisdiction in which such determination of illegality or partial illegality has not been made, except in either case to the extent such illegality or partial illegality causes this Agreement to no longer contain all of the material provisions reasonably expected by the parties to be contained therein.

        5.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that each party need not sign the same counterpart.

        5.6 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

        5.7 THIRD PARTY BENEFICIARIES. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        5.8 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the internal Laws of the State of Delaware applicable to Contracts made and wholly performed within such state, without regard to any applicable conflict of laws principles.

        5.9 SUCCESSORS AND ASSIGNS. This Agreement will be binding upon and will inure to the benefit of the signatories hereto and their respective successors and permitted assigns. Neither the Company nor any Stockholder may assign this Agreement or any of their rights or liabilities hereunder without the prior written consent of the other parties hereto, and any attempt to make any such assignment without such consent will be null and void. Any such assignment will not relieve the party making the assignment from any liability under this Agreement.

        5.10 SUBMISSION TO JURISDICTION; WAIVERS. Each Stockholder and the Company irrevocably agrees that any Action with respect to this Agreement, any provision hereof, the breach, performance, validity or invalidity hereof or for recognition and enforcement of any judgment in respect hereof brought by another party hereto or its successors or permitted assigns shall be brought and determined in the Court of Chancery or other courts of the State of Delaware located in the State of Delaware, and each Stockholder and the Company hereby irrevocably submits and consents with regard to any such Action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of Stockholder and the Company hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any

Action with respect to this Agreement, any provision hereof or the breach, performance, enforcement, validity or invalidity hereof, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable Laws, that (i) Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each party hereto hereby agrees that, to the fullest extent permitted by Law, service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 5.2 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.

        5.11 SPECIFIC PERFORMANCE. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder will cause irreparable injury to the other parties for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder.

        5.12 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS
SECTION 5.12.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                IN WITNESS WHEREOF, each of the Company and the Stockholders has caused this Agreement to be signed by its officer thereunto duly authorized, all as of the date first written above.

                                    SALTON, INC.



                                    By:
                                        ---------------------------------
                                        Name:
                                        Title:



                                    HARBINGER CAPITAL PARTNERS MASTER
                                    FUND I, LTD.

                                    By: Harbinger Capital Partners Offshore
                                        Manager, L.L.C., ITS INVESTMENT MANAGER



                                    By:
                                        ---------------------------------
                                        Name:
                                        Title:



                                    HARBINGER CAPITAL PARTNERS SPECIAL
                                    SITUATIONS FUND, L.P.

                                    By: Harbinger Capital Partners Special
                                        Situations GP, LLC, ITS GENERAL PARTNER

                                    By: HMC - New York, Inc., ITS
                                        MANAGING MEMBER



                                    By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                                                      EXHIBIT A
                                                                      ---------


                              ADDRESSES FOR NOTICE
                              --------------------

SALTON, INC.
1955 W. Field Court
Lake Forest, Illinois  60045
Attention:
Facsimile:  (847) 803-1186

With a copy to:

SONNENSCHEIN NATH & ROSENTHAL LLP
7800 Sears Tower, 233 South Wacker Drive
Chicago, IL  60606 6404
Attention:  Neal Aizenstein
Facsimile:  312.876.7934

HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD.
c/o 555 Madison Avenue, 16th Floor
New York, New York 10022
Attention:  Philip A. Falcone
Facsimile:  (212) 508-3721

With a copy to:

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP
1285 Avenue of the Americas
New York, New York 10019 6064
Attention:  Bruce A. Gutenplan
            Robert B. Schumer
Facsimile:  (212) 757 3990

HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS FUND, L.P.
c/o 555 Madison Avenue, 16th Floor
New York, New York 10022
Attention:  Philip A. Falcone
Facsimile:  (212) 508-3721

With a copy to:

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP
1285 Avenue of the Americas
New York, New York 10019 6064
Attention:  Bruce A. Gutenplan
            Robert B. Schumer
Facsimile:  (212) 757 3990